SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 14, 1997



                       KURZWEIL APPLIED INTELLIGENCE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   0-20256                    04-2815079
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of  incorporation)            File Number)             Identification No.)




         411 Waverley Oaks Road
         Waltham, Massachusetts                               02154
(Address of principal executive offices)                    (Zip code)





       Registrant's telephone number, including area code: (617) 893-5151





                                                         Exhibit Index at Page 4


                                   Page 1 of 4

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Item 5.  Other Events

On April 14, 1997, Kurzweil Applied Intelligence, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lernout &
Hauspie Speech Products N.V. and a wholly-owned subsidiary of Lernout & Hauspie.
The Merger Agreement provides for the merger of that subsidiary into the Company and for the Company to be the surviving corporation. The closing of the merger is subject to certain conditions and approvals, including the approval of the Company's stockholders.

Under the terms of the Merger Agreement, at the effective time of the merger, each share of Company common stock will be converted into and represent the right to receive $4.20 in cash and a fraction of a share of Lernout & Hauspie common stock, no par value. The fraction is based on a conversion ratio equal to $1.05 divided by the average closing price per share of Lernout & Hauspie's common stock on the Nasdaq National Market for the ten consecutive trading days ending with the last trading day prior to the date of the Company's 1997 Annual
Meeting of Stockholders, except that the conversion ratio will be no less than
0.047549 of a share of Lernout & Hauspie common stock for each share of Company common stock and no more than 0.058115 of a share of Lernout & Hauspie common stock for each share of Company common stock.

As part of the consideration for Lernout & Hauspie entering into the Merger
Agreement, the Company has granted Lernout & Hauspie an option pursuant to a Stock Option Agreement dated as of April 14, 1997 to purchase up to 16% of the Company's shares outstanding during the option term at a purchase price of $5.25 per share, exercisable under certain circumstances in the event of the termination of the Merger Agreement. The Company has the right to repurchase the option and any shares purchased under the option under certain circumstances.

In addition, pursuant to a Loan Agreement dated as of April 14, 1997, Lernout &
Hauspie's United States subsidiary, Lernout & Hauspie Speech Products USA, Inc.
("L&H USA"), has agreed to make available to the Company until October 31, 1997 a line of credit of $1.5 million for working capital purposes. In consideration of the line of credit, the Company has issued to L&H USA a warrant to purchase
185,000 shares of Company common stock at a purchase price of $3.21 per share.

The foregoing summaries of the Merger Agreement, the Stock Option Agreement, the Loan Agreement and the warrant are not intended to be complete statements of all of the material terms of those agreements. The summaries are qualified in their entirety by the agreements themselves and related agreements that are filed herewith as Exhibits 99.2 through 99.7.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

           2.1 Agreement and Plan of Merger dated as of April 14, 1997 between
               Kurzweil Applied Intelligence, Inc., Lernout & Hauspie Speech
               Products N.V. and Trappist Acquisition Corp.

          10.1 Stock Option Agreement dated as of April 14, 1997 between
               Kurzweil Applied Intelligence, Inc. and Lernout & Hauspie Speech
               Products N.V.

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          10.2 Loan Agreement dated as of April 14, 1997 between Kurzweil
               Applied Intelligence, Inc. and Lernout & Hauspie Speech Products
               USA, Inc.

          10.3 Common Stock Warrant dated April 14, 1997 issued by Kurzweil
               Applied Intelligence, Inc.

          10.4 Line of Credit Note dated April 14, 1997.

          10.5 Security Agreements dated as of April 14, 1997 between Kurzweil
               Applied Intelligence, Inc. and Lernout & Hauspie Speech Products
               USA, Inc.

          99.1 Press release of Kurzweil Applied Intelligence, Inc. dated
               April 14, 1997.

                            ------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Kurzweil Applied Intelligence, Inc.


Date:  April 17, 1997                By:    /s/ Thomas E. Brew, Jr.
                                         ----------------------------
                                            Thomas E. Brew, Jr.
                                            President & Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit No.                         Description                                              At Page
-----------                         -----------                                              -------

    2.1 Agreement and Plan of Merger dated as of April 14, 1997 between Kurzweil Applied Intelligence, Inc., Lernout & Hauspie
                Speech Products N.V. and Trappist Acquisition Corp.
   10.1         Stock Option Agreement dated as of April 14, 1997 between
                Kurzweil Applied Intelligence, Inc. and Lernout & Hauspie
                Speech Products N.V.
                14, 1997
   10.2         Loan Agreement dated as of April 14, 1997 between Kurzweil
                Applied Intelligence, Inc. and Lernout & Hauspie Speech
                Products USA, Inc.
   10.3         Common Stock Warrant dated April 14, 1997 issued by Kurzweil
                Applied Intelligence, Inc.
   10.4         Line of Credit Note dated April 14, 1997.
   10.5         Security Agreements dated as of April 14, 1997 between Kurzweil
                Applied Intelligence, Inc. and Lernout & Hauspie Speech
                Products USA, Inc.
   99.1         Press Release of Kurzweil Applied Intelligence, Inc. dated April


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